Exhibit 99.1

Kaleyra to Acquire Mobile Messaging Solution Provider mGage for $215 million and

Prices $200 Million of Senior Unsecured Convertible Notes and $125 Million Common Stock

Combination will create a top-5 global CPaaS platform with strong positions in the Americas, Europe and APAC

On a pro forma basis, existing North America customer base will be approximately 31% of revenue

On a pro forma basis, 2021 revenue is expected to exceed $350 million, more than double Kaleyra’s 2020 revenue

Vienna, VA and Atlanta, GA – February 19, 2021 - Kaleyra, Inc. (NYSE: KLR) (KLR WS) (“Kaleyra” or the “Company”) a rapidly growing cloud communications software provider delivering a secure system of application programming interfaces (APIs) and connectivity solutions in the API/Communications Platform as a Service (CPaaS) market, today announced it has signed a definitive agreement to acquire mGage, a leading global mobile messaging provider for $215 million in cash and Kaleyra common stock.

mGage, a Vivial company, is a best-of-breed mobile messaging solution allowing enterprise clients across a diverse range of end-markets to effectively engage with their customers through all mobile channels for a variety of use cases. mGage serves its customers through its cloud-based enterprise mobile messaging platform Communicate Pro, their API solution Connect, as well as Omnichannel mobile messaging offering such as SMS, MMS and RCS.

Communicate Pro is mGage’s cloud-based, enterprise-level messaging platform that connects brands with their customers through all major mobile messaging channels. mGage’s enterprise-grade APIs allow clients to seamlessly build on existing messaging programs without the need for extensive development. mGage is one of only four mobile messaging providers with direct connections to all major U.S. carriers, providing unique network performance and cost advantages.

mGage’s unique offering supports several of the world’s most valuable brands spanning a diverse range of end markets which has created a solid business model based on recurring message volume and negligible churn. Moreover, mGage’s top-10 clients have an average tenure of over 10 years. mGage’s industry leading product offerings and long-term blue-chip customer base has generated 20%+ revenue growth, 30%+ gross margin profile, high-teens EBITDA margin profile along with generating free cash flow at scale.

“We are thrilled to welcome mGage, its customers, and the entire mGage team to the Kaleyra family. Kaleyra and mGage together are uniting two world class enterprise cloud communications companies to create a top-5 global CPaaS platform with a diversified and balanced product portfolio and geographical representation. On a proforma basis, in 2021 Kaleyra and mGage will process over 50 billion transactions worldwide, with approximately 31% of revenue coming from North America, over 30% coming from Europe and the remainder evenly split between APAC and Latin America. This transaction makes Kaleyra one of the most prominent and geographically diverse CPaaS companies in the world, combining the Omnichannel Kaleyra platform with the complementary mGage footprint and top class customer portfolio,” commented Dario Calogero, Kaleyra’s Founder and Chief Executive Officer. “This combination will accelerate and expand Kaleyra’s opportunity to serve the CPaaS market which is expected to reach $26 billion in 2025 with a compound annual growth rate of 35% and consolidate the A2P Enterprise messaging market which is expected to reach $78 billion in 2022. We expect, on a pro forma basis, the new Kaleyra to generate more than $350 million in revenue for fiscal year 2021, increased scale, an enhanced margin profile and robust free cash flow.”

“We are pleased to support Kaleyra’s acquisition of mGage. The newly combined company will be a leading player in the mobile messaging industry and is well positioned to continue the strong performance and growth that mGage has experienced serving enterprise customers under the leadership of CEO, Jim Continenza,” said David Posnick, Senior Managing Director at Blackstone, the controlling shareholder of mGage.

In connection with the acquisition of mGage, Kaleyra will fund a portion of the acquisition with (i) $200 million of aggregate principal amount of senior unsecured convertible notes due 2026, with certain institutional investors and (ii) $125 million of gross proceeds from the issuance of Kaleyra common stock in a Private Investment in Public Equity (PIPE) transaction, with certain institutional investors.

Oppenheimer & Co Inc. served as exclusive financial advisor to Kaleyra, with DLA Piper LLP (US) serving as legal counsel. Oppenheimer & Co Inc. served as exclusive placement agent for the convertible notes and PIPE transaction. Guggenheim Securities LLC served as exclusive financial advisor to mGage and Vivial, with Weil, Gotshal & Manges LLP and Akin Gump Strauss Hauer & Feld LLP serving as legal counsel.

Acquisition Details

Under the terms of the acquisition agreement, Kaleyra will acquire mGage for a total purchase price of approximately $215 million, subject to adjustments. The consideration to mGage shareholders will consist of cash in the amount of $195 million and 1,600,000 shares of Kaleyra common stock.

Kaleyra will fund the cash consideration to mGage shareholders and related transaction costs with a combination of $200 million in senior unsecured convertible notes and the sale of 8,400,000 shares of common stock in a PIPE offering, for a total share issuance of 10,000,000 shares of common stock at a price of $125 million. Both the convertible notes and the common stock sales will close immediately prior to the closing of the mGage acquisition, which is expected to occur in the second quarter of 2021.

Conference Call Details

Management will conduct an investor conference call that same day at 8:00 a.m. EST (5:00 a.m. PST) to discuss this transaction. Questions will be taken after management’s presentation. A live webcast of the call and the replay will be available in the Investors section of the Kaleyra website at https://investors.kaleyra.com/news-events/ir-calendar.

To Participate via Telephone:

US: 877-407-0792

International: 201-689-8263

Conference ID: 13716817

Replay of the call:

US: 844-512-2921

International: 412-317-6671

Start Date: Friday February 19, 2021, 11:00 a.m. ET

End Date: Friday March 5, 2021, 11:59 p.m. ET

About mGage, a Vivial Company

mGage is a global mobile engagement provider helping brands create powerful and interactive connections with customers. We partner with enterprises to deliver high volume time-sensitive promotional and transactional messages across key messaging channels including SMS, MMS and RCS. We serve 1,000+ enterprises and are a trusted connection for more than 600 carriers across the globe. Our broad and deep expertise in the ever-changing mobile technology industry makes us sought-after experts, trusted advisors and the go-to partner for innovative companies that look to use mobile to their best competitive advantage. For more information, visit mGage.com.

About Kaleyra Inc.

Kaleyra, Inc. (NYSE American: KLR) (KLR WS), is a global group providing mobile communication services for financial institutions and enterprises of all sizes worldwide. Through its proprietary platform, Kaleyra manages multi-channel integrated communication services on a global scale, comprising of messages, push notifications, e-mail, instant messaging, voice services and chatbots. Kaleyra’s technology today makes it possible to safely and securely manage billions of messages monthly with a reach to hundreds of MNOs and over 190 countries. For more information: https://www.kaleyra.com/.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the proposed transaction between mGage and the Company, including statements regarding the anticipated benefits of the transaction, the anticipated timing of the transaction, expansion plans, projected future results and market opportunities of mGage. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the approval by the stockholders of the Company of the issuance of shares as merger consideration and for the PIPE and Convertible Note investments by the Company and the receipt of certain governmental and regulatory approvals, (iii) the inability to complete the PIPE and Convertible Note investments in connection with the transaction, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (v) the effect of the announcement or pendency of the transaction on mGage’s business relationships, operating results and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of mGage and potential difficulties in mGage employee retention as a result of the transaction, (vii) the outcome of any legal proceedings that may be instituted against mGage or against the Company related to the merger agreement or the transaction, (vii) the ability to maintain the listing of the Company’s securities on a national securities exchange, (ix) the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company plans to operate or mGage operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s or mGage’s business and changes in the combined capital structure, (x) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xi) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry and (xii) the size and growth of the market in which mGage operates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and other documents filed by the Company from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and mGage and the Company assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither mGage nor the Company gives any assurance that either mGage or the Company or the combined company will achieve its expectations.

Additional Information and Where to Find It / Non-Solicitation

In connection with the proposed transaction, the Company intends to file a combination proxy statement/prospectus registration statement on Form S-4 with the SEC. The proxy statement will be sent to the stockholders of the Company. The Company and mGage also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company and mGage through the website maintained by the SEC at www.sec.gov.

The documents filed by the Company with the SEC also may be obtained free of charge at the Company’s website at https://www.kaleyra.com/ or upon written request to the Company, c/o Kaleyra, Inc., Via Marco D’Aviano, 2, Milano MI, Italy.

Participants in Solicitation

The Company and mGage and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s securities is set forth in the Company’s filings with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the combination proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

These communications do not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Investor Contacts

Michael Bowen

ICR, Inc.

Michael.Bowen@icrinc.com

ir@kaleyra.com

203-682-8299

Marc P. Griffin

ICR, Inc.

Marc.Griffin@icrinc.com

ir@kaleyra.com

646-277-1290

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